Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of AppTech Payments Corp. on Form S-3, as amended, of our report dated March 31, 2022, relating to the financial statements of AppTech Payments Corp.. included in its Annual Report on Form 10-K for the years ended December 31, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ dbbmckennon

San Diego, California

June 10, 2022